EXHIBIT 99.1
                                                                    ------------

Dawson Geophysical Reports Continued Growth

MIDLAND, Texas, January 26, 2004/ PRNewswire/-The following was released by Dawson Geophysical Company (NASDAQ DWSN-news)

Dawson Geophysical Company (NASDAQ DWSN) today reported revenues of $15,475,000 for the first quarter ending December 31, 2003 of its 2004 fiscal year compared to revenues of $11,410,000 in the prior year quarter, an increase of 36 percent. Earnings for the period were $506,000 ($0.09 per share) compared to a net loss of $893,000 a year ago.

The Company's improved performance was due to increased petroleum industry demand for the Company's high resolution 3-D seismic surveys, exploration for reserves of crude oil and natural gas, more favorable weather conditions than in most recent quarters along with modest price increases. The Company has been and is currently involved in the application of high resolution techniques over previously surveyed areas.

The Company's order book continues on an increasing trend and now stands at approximately six months of operations. The increase in the order book is the result of improving market conditions, the Company's reputation throughout the industry as a quality provider of leading edge technology, technical expertise and experience in the field of geophysics, and an industry model Health, Safety and Environmental program. All six data acquisition crews operated continuously throughout the fiscal first quarter, employing all the Company's data channels and supporting equipment. In response to this demand, the Company will field a seventh acquisition crew during the current quarter.

Capital expenditures of $1,602,000 during the quarter added recording system upgrades, geophones and cables, increased channel capacity and maintenance capital items. The Company has increased its data channel capacity more than 50 percent in the last five years in response to industry acceptance of the resultant increase in resolving power of the information gathered.

Founded in 1952, Dawson Geophysical Company acquires and processes 2-D, 3-D and multi-component seismic data used in analyzing subsurface geologic conditions for the potential of oil and natural gas accumulation. Dawson's clients-major and intermediate-sized oil and gas companies and independent oil operators-retain exclusive rights to the information obtained.

The Company operates highly mobile, land-based acquisition crews throughout the lower 48 states. Data processing is performed by geophysicists at Dawson's computer center in the Midland, Texas headquarters. The Company also provides data processing services through the Houston, Texas office.

In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, Dawson Geophysical Company cautions that statements in this press release which are forward-looking and which provide other than historical information involve risks and uncertainties that may impact the Company's actual results of operations. Please see the Company's Form 10-K for the fiscal year ended September 30, 2003 for a more complete discussion of such risk factors.

STATEMENTS OF OPERATIONS
     (Unaudited)

                                                                                     Three Months Ended
                                                                                         December 31,
                                                                              ---------------------------------
                                                                                  2003                 2002
                                                                              ------------         ------------
Operating revenues                                                            $ 15,475,000         $ 11,410,000
Operating costs:
            Operating expenses                                                  13,311,000           10,836,000
            General and administrative                                             618,000              578,000
            Depreciation                                                         1,108,000            1,003,000
                                                                              ------------         ------------
                                                                                15,037,000           12,417,000

Income (loss) from operations                                                      438,000           (1,007,000)
Other income:
             Interest income                                                        69,000               99,000
             Gain (loss) on disposal of assets                                      (3,000)              10,000
             Other                                                                   2,000                5,000
                                                                              ------------         ------------
Income (loss) before income tax                                                    506,000             (893,000)

Income tax (expense) benefit                                                          --                   --
                                                                              ------------         ------------

Net income (loss)                                                             $    506,000         $   (893,000)
                                                                              ============         ============

Net income (loss) per common share                                            $       0.09         $      (0.16)
                                                                              ============         ============

Net income ( loss) per common share-assuming dilution                         $       0.09         $      (0.16)
                                                                              ============         ============

Weighted average equivalent common shares outstanding                            5,487,794            5,475,093
                                                                              ============         ============

Weighted average equivalent common
   shares outstanding-assuming dilution                                          5,521,243            5,475,093
                                                                              ============         ============

BALANCE SHEETS

                                                                              December 31,         September 30,
                                                                                  2003                 2003
                                                                              ------------         ------------
                                                                               (Unaudited)
                                              ASSETS
CURRENT ASSETS:
             Cash and cash equivalents                                        $  5,360,000         $  3,389,000
             Short-term investments                                              8,581,000            8,623,000
             Accounts receivable, net of allowance
                      for doubtful accounts of $127,000 in
                      each period                                               10,473,000            9,713,000
              Prepaid expenses                                                     987,000              287,000
                                                                              ------------         ------------

                                     Total current assets                       25,401,000           22,012,000

PROPERTY, PLANT AND EQUIPMENT                                                   82,163,000           81,585,000
              Less accumulated depreciation                                    (60,904,000)         (60,805,000)
                                                                              ------------         ------------

                                     Net property, plant and equipment          21,259,000           20,780,000
                                                                              ------------         ------------

                                                                              $ 46,660,000         $ 42,792,000
                                                                              ============         ============

                               LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
               Accounts payable                                               $  4,367,000         $  1,237,000
               Accrued liabilities:
                        Payroll costs and other taxes                              779,000              478,000
                        Other                                                      404,000              415,000
                                                                              ------------         ------------

                                    Total current liabilities                    5,550,000            2,130,000
                                                                              ------------         ------------

STOCKHOLDERS' EQUITY:
              Preferred stock-par value $1.00 per share;
                       5,000,000 shares authorized, none outstanding                  --                   --
              Common stock-par value $.33 1/3 per share;
                        10,000,000 shares authorized, 5,487,794
                         and 5,487,794 shares issued and outstanding
                         in each period                                          1,829,000            1,829,000
               Additional paid-in capital                                       38,931,000           38,931,000
               Other comprehensive income, net of tax                              (21,000)              37,000
                Retained earnings (deficit)                                        371,000             (135,000)
                                                                              ------------         ------------

                                    Total stockholders' equity                  41,110,000           40,662,000
                                                                              ------------         ------------

                                                                              $ 46,660,000         $ 42,792,000
                                                                              ============         ============

For additional information, please contact:

L. Decker Dawson, CEO Christina W. Hagan, CFO

At: 1-800-332-9766